Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is dated as of April 23, 2013, by and among Petro River Oil Corp. (formerly Gravis Oil Corporation), a Delaware corporation(the “Company”), Petro River Oil LLC, a Delaware limited liability company (“Petro”) and the subscribers set forth on the signature pages affixed hereto (each a “Subscriber” and collectively, the “Subscribers”).

WHEREAS:

A.    The Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B.    The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase an aggregate of up to606,574,193shares (the “Purchased Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock”), at a per share price of $0.03629(the “Per Share Purchase Price”) for an aggregate purchase price of up to $22,011,965.94 (the “Purchase Price”) with payment to be made by Subscriber’s surrender and exchange of the following: (i) Notes issued by Petro during 2012 having an aggregate principal amount of $20,000,000, and accrued interest thereon(“Petro Notes”); (ii) member interests in Petro issued on or about February 2, 2012 having an aggregate attributed value equal to $1,000 (“Petro Member Interests”); and (iii) working interests sold by the Company on or about August 27, 2009 to Mega Partners I LLC (“Working Interests”), several of which were exchanged for overriding royalty interests owned by Megawest Energy Missouri Corp., a Delaware corporation, on or about July 30, 2010 pursuant to a Stipulation and Cross Conveyance of Interest (“Overriding Royalty Interests”), having an aggregate attributed value of up to $563,530.94 (each of the foregoing (i), (ii) and (iii) “Purchase Price Equivalents”) as further described on Schedule 1 hereto. Each Purchase Price Equivalent will be valued and applied against the Purchase Price dollar for dollar. The Purchased Shares are collectively referred to herein as the “Securities.” The issuance and sale of the Purchased Shares is referred to herein as the “Offering”; and

C.    The Purchase Price Equivalents and this Agreement together with any other schedules, exhibits or agreements delivered or required to be delivered and exchanged pursuant to this Agreement (collectively, the “Transaction Documents”) shall be held in escrow by Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”); and

D.    Prior to the Closing (as such term is defined herein), the Company changed its name from Gravis Oil Corporation to Petro River Oil Corp. and effectuated a continuance pursuant to Section 388 of the Delaware Corporations Code from Alberta, Canada to Delaware (the “Continuance Transaction”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.    Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Closing Date” Subscribers shall purchase and the Company shall sell to such Subscribers the Purchased Shares. The date the Escrow Agent releases the Purchase Price Equivalents from one or more Subscribers to the Company and releases the Escrow Documents (as defined in the Escrow Agreement) to the parties in accordance with the provisions of the Escrow Agreement shall be the Closing Date with respect to such released Purchase Price Equivalents and Escrow Documents, and such releases are referred to herein as the “Closing.” There shall be only one Closing.

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2.    Closing Conditions.

2.1.    Conditions to Obligations of Subscribers. The obligations of the Subscribers under this Agreement shall be subject to each of the following conditions:

(a)    Closing Deliveries. At the Closing, the Company shall have delivered or caused to be delivered to the Subscribers the following:

(i)    this Agreement, the Escrow Agreement and all Transaction Documents duly executed by the Company;

(ii)    the Second Omnibus Waiver and Modification Agreement (“Waiver”), being executed by the Company and the required parties to the Waiver as described in such Waiver;

(iii)    a legal opinion of the Company’s counsel, substantially in the form of Exhibit B attached hereto;

(iv)    letters of resignation from the Company’s officers, with such resignations as to all of the offices such officer currently holds with the Company to be effective on the Closing Date;

(v)    a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Company executing this Agreement and the Transaction Documents, (ii) a copy of the Certificate of Incorporation and By-Laws of the Company, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(vi)    a certificate from an authorized officer attesting that all of the Company’s representation and warranties herein are accurate and true in all material respects as of the Closing Date (unless as of a specific date therein in which case they shall be accurate and true as of such date);

(vii)    all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by the Subscribers with respect to the Company; and

(viii)    such other documents as the Subscribers may reasonably request in connection with the transactions contemplated hereby.

(b)    Representations and Warranties to be True. The representations and warranties of the Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

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(c)    Consummation of Continuance. Closing of this Agreement shall occur after the Continuance Transaction.

(d)    No Adverse Effect. The business and operations of the Company will not have suffered any Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means an adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material.

2.2    Conditions to Obligations of the Company. The obligations of the Company under this Agreement shall be subject to each of the following conditions:

(a)    Closing Deliveries. At the Closing, the Subscribers shall have delivered or caused to be delivered to the Company the following:

(i)    this Agreement, the Escrow Agreement and all Transaction Documents duly executed by the Subscribers;

(ii)    certificates representing the Purchase Price Equivalents to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor;

(iii)    a certificate from the manager of Petro on behalf of Petro, dated as of the Closing Date, certifying as to (i) a copy of the Certificate of Formation and Operating Agreement of Petro, as in effect on and as of the Closing Date, and (ii) a copy of the resolutions of Petro authorizing and approving Petro’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(iv)    a certificate from the manager of Petro on behalf of Petro, attesting that all of the representation and warranties relating to Petro herein are accurate and true in all material respects as of the Closing Date (unless as of a specific date therein in which case they shall be accurate and true as of such date);

(v)    all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by the Company with respect to Petro; and

(vi)    such other documents as the Company may reasonably request in connection with the transactions contemplated hereby.

(b)    Representations and Warranties to be True. The representations and warranties of the Subscribers herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Subscribers shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)    No Adverse Effect. The business and operations of Petro will not have suffered any Material Adverse Effect.

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3.    Issuance of Purchased Shares. On the Closing Date and against receipt of the Purchase Price Equivalents exchangeable from each Subscriber (which each Subscriber agrees to surrender and exchange, subject to the Company’s satisfaction of the conditions set forth in Section 2.1, the Company shall deliver, or cause to be delivered, to each such Subscriber, a stock certificate of the Company certifying that such Subscriber is the holder of record of the number of shares of Common Stock equal to the number of “Purchased Shares” set forth opposite such Subscriber’s name on Schedule 3 hereto.

4.    Representations and Warranties.

4.1.    Subscriber Representations and Warranties. In lieu of such non-cash payment and surrender of such Purchase Price Equivalent as each may be, each of the Subscribers hereby severally and not jointly represents and warrants to the Company that:

(a)    Organization and Standing of the Subscriber. Such Subscriber, if an entity, is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

(b)    Authorization and Power. Such Subscriber has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement and to perform under the other Transaction Documents, and to purchase the Securities being sold to such Subscriber hereunder and thereunder. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents by such Subscriber and the consummation by such Subscriber of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, partnership or similar action on the part of such Subscriber and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered. This Agreement will be a valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with the terms thereof.

(c)    No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party, nor (iii) result in a violation of any law, rule, or regulation, or any material judgment, order or decree (“Judgment”) of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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(d)    Information on Company. Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission during the period from the date that is two years preceding the date hereof through the business day preceding the Closing Date (hereinafter referred to collectively as the “Reports”). Except for the Subscribers identified on Schedule 4.1(d) hereto, Subscribers are not deemed to have any knowledge of any information not included in the Reports unless such information has been delivered in the manner described in the next sentence. In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing identified there on as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities. Such Subscriber was afforded (i) the opportunity to ask such questions as such Subscriber deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Subscriber to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(e)    Information on Subscriber. Such Subscriber is an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Subscriber has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit C (the “Investor Questionnaire”). The information set forth on the signature pages hereto and the Investor Questionnaire regarding such Subscriber is true and complete in all respects. Except as disclosed in the Investor Questionnaire, such Subscriber has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to such Subscriber to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

(f)    Purchase of Securities. On the Closing Date, such Subscriber will purchase the Securities for such Subscriber’s own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)    Compliance with 1933 Act; Reliance on Exemptions. Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Subscriber understands and agrees that the Securities are being offered and sold to such Subscriber in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Securities.

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(h)    Communication of Offer. Such Subscriber is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement (“General Solicitation”).

(i)    Restricted Securities. Such Subscriber understands that the Securities have not been registered under the 1933 Act or any applicable state securities laws, that the Securities will be characterized as “restricted securities” under federal securities laws, and such Subscriber cannot sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. Affiliate includes any Subsidiary (as hereinafter defined) of the Company. For the purposes of this Agreement, a “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. For purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Further, each Subscriber acknowledges and agrees that:

(i)    Each Subscriber is acquiring the Securities for investment, for such Subscriber’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Subscriber further represents that he, she or it does not have any Contract (as hereinafter defined), undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities; and

(ii)    Each Subscriber understands that the Securities are not registered under the 1933 Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof, and that Company’s reliance on such exemption is predicated on the each Subscriber’s representations set forth herein.

(j)    Restrictive Legends. The Subscribers acknowledges that the certificate(s) representing the Securities shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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(k)    No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering.

(l)    Beneficial Owner. With respect to the Purchase Price Equivalents, (i) the Subscriber owns, beneficially and of record, good and marketable title to the Purchase Price Equivalents set forth opposite such Subscriber’s name in Column II of Schedule 3 hereto, free and clear of any taxes or encumbrances; (ii) the Purchase Price Equivalent is not subject to any transfer restriction, other than the restriction that the Purchase Price Equivalents has not been registered under the 1933 Act and, therefore, cannot be resold unless registered under the 1933 Act or in a transaction exempt from or not subject to the registration requirements of the 1933 Act; (iii) the Subscriber has not entered into any agreement or understanding with any person or entity to dispose of the Purchase Price Equivalents; and (iv) at the Closing, the Subscriber will convey to the Company good and marketable title to the Purchase Price Equivalents, free and clear of any security interests, liens, adverse claims, taxes or encumbrances.

(m)    Liens. There are no outstanding liens, claims, offset rights, or other encumbrances relating to the Purchase Price Equivalents. The exchange by the Subscriber and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Subscriber or the Company.

(n)    Sale or Transfer. Subscriber has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Purchase Price Equivalents or any portion thereof.

(o)    Proceedings. No proceedings relating to the Purchase Price Equivalents are pending or, to the knowledge of the Subscriber, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Subscriber’s right and ability to surrender and exchange the Purchase Price Equivalents.

(p)    Conveyance. Subscriber has full legal and equitable title to the Purchase Price Equivalents, free and clear of all liens, pledges or encumbrances of any kind, nature or description, with full and unrestricted legal power, authority and right to enter into this Agreement and to transfer and deliver the Purchase Price Equivalents to the Company pursuant hereto, and upon delivery of the Purchase Price Equivalents to Company, Company will be the owner of the Purchase Price Equivalents, free and clear of all liens, claims, pledges or encumbrances of any kind, nature or description.

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(q)    Action. Subscriber has taken no action that would impair its ability to transfer the Purchase Price Equivalents.

(r)    Interest. No person other than the Subscriber has any right or interest in the Purchase price Equivalents.

(s)    Tax Consequences. The Subscriber acknowledges that the purchase of the Securities may involve tax consequences to the Subscriber and that the contents of the Transaction Documents do not contain tax advice. Subscriber acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the exchange of the Purchase Price Equivalents. The Subscriber assumes full responsibility for all such consequences and for the preparation and filing of all Tax Returns (as defined in Section 4.2(e) below) and elections which may or must be filed in connection with such Purchase Price Equivalents.

(t)    Survival. The foregoing representations and warranties shall survive the Closing Date.

(u)    Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Subscriber otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(v)    Access to Information. Subscribers acknowledge that Subscribers have been the opportunity to review to all of the information to be provided by Petro, which, due to the confidential nature of such information, was available for examination at the Company’s offices upon request and execution by such Subscriber of a non-disclosure confidentiality agreement.

4.2.    Petro Representations and Warranties. Petro represents and warrants to the Company that:

(a)    Organization, Standing and Power. Petro is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Petro is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Petro has delivered to the Company true and complete copies of the Petro certificate of formation, operating agreement and other governing documents, each as amended to the date of this Agreement (as so amended, the “Petro Charter Documents”). As of the Closing Date, Petro has no Subsidiaries or other ownership interests in any Person except for Petro River Operating LLC, a wholly-owned subsidiary. Petro further represents that Petro has not been known by any other names for the five (5) years preceding the Closing Date.

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(b)    Capital Structure. Petro is authorized to allocate Petro Member Interests, all of which that are outstanding are described on Schedule 4.2(b). No physical certificates have been provided with respect to the Petro Member Interests. No other member interests, shares or other voting or equity securities of Petro are issued, reserved for issuance or outstanding. All outstanding equity of Petro are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Petro Charter Documents or any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which Petro is a party or otherwise bound. As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Petro is a party or by which Petro is bound (i) obligating Petro to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity interests in, or any security convertible or exercisable for or exchangeable into any member interests, shares or capital stock or other equity interest in Petro, (ii) obligating Petro to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Petro Member Interests of Petro.

(c)    Authority; Execution and Delivery; Enforceability. Petro has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Petro and performance under the other Transaction Documents and the consummation by Petro of the transactions contemplated hereby and thereby have been duly authorized and approved by the managers of Petro and no further consent or authorization is required. When executed and delivered, this Agreement will be enforceable against Petro in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which Petro is subject. This Agreement has been duly authorized, executed and delivered. This Agreement will be a valid and binding obligation of Petro, enforceable against Petro in accordance with the terms thereof.

(d)    No Conflicts; Consents. The execution and delivery by Petro of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Petro under any provision of (i) the Petro Charter Documents, (ii) any Contracts to which Petro is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in this Section 4.2(d), any material Judgment or material law applicable to Petro or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Petro Material Adverse Effect. No material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Petro in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions herein.

(e)    Taxes. Petro has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns (as defined below) are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. All Taxes (as defined below) shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Petro know of no basis for any such claim. For purposes of this Agreement:

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“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

(f)    Benefit Plans. Petro does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, shareholder, officer or director of Petro. As of the date of this Agreement, there are no severance or termination agreements or arrangements between Petro and any current or former employee, manager, member, officer or director of Petro, nor does Petro have any general severance plan or policy.

(g)    Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting Petro, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither Petro nor any director or officer thereof (in his capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(h)    Books and Records and Financial Statements. The consolidated audited balance sheets for Petro as of December 31, 2012 and the period from February 13, 2012 (date of inception) to December 31, 2012 (the “Petro Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Petro Financial Statements”) to be supplied on or after the Closing Date:

(i)    are and/or will be in accordance with the books and records of Petro;

(ii)    present fairly the financial condition of Petro as of the respective dates indicated and the results of operations for such periods; and

(iii)    have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) by a PCAOB registered independent accounting firm.

The Petro Financial Statement do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made. Petro has not received any advice or notification from its independent certified public accountants that Petro has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Petro Financial Statements or the books and records of Petro, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Petro accurately and fairly reflect, in reasonable detail, the assets, and liabilities of Petro. Petro has not engaged in any transaction, maintained any bank account, or used any funds of Petro, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Petro.

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(i)    Material Changes. Since the Petro Accounting Date, except as disclosed in Schedule 4.2(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Petro has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in Petro’s financial statements pursuant to GAAP, (iii) Petro has not altered its method of accounting, (iv) Petro has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Petro has not issued any equity securities to any officer, director or Affiliate.

(j)    No Undisclosed Liabilities. Petro has no liabilities or obligations which are material, individually or in the aggregate, except (i) to the extent disclosed on Schedule 4.2(j) or (ii) incurred in the ordinary course of the Petro business since December 31, 2011 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(k)    Compliance with Law. The business of Petro has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. Petro has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(l)    Insurance. Petro is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Petro is engaged. To the knowledge of Petro, such insurance contracts and policies are valid and in full force and effect. Petro has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(m)    Environmental Compliance. Petro has obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws and used in its business, unless the failure to possess such approvals, authorizations, certificates, consents, licenses, orders or permits, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, Petro is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws and there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting Petro that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

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(n)    Defaults. Petro is not in violation of its Charter Documents. To the knowledge of Petro, Petro is not (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(o)    Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Petro.

(p)    Contracts. Except as disclosed on Schedule 4.2(p), there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Petro. Petro is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Contracts disclosed on Schedule 4.2(p) are assets of Petro and are now, and will be at Closing, in full force and effect in accordance with their respective terms.

(q)    Assets and Properties. Petro has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of Petro, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Petro and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Petro are held by them under valid, subsisting and enforceable leases with which Petro is in compliance.

(r)    Title to Interests. Schedule 4.2(r) sets forth Petro’s interests in producing oil wells and producing gas wells (individually, a “Well” and collectively, the “Wells”), including Petro’s net revenue interest and leasehold cost bearing interest (i.e., working interest) in each Well. Petro’s interests in the oil, gas, and mineral leases associated with each such Well and the type of interest owned by Petro (individually and collectively, the “Leases”) and the lands subject to the Leases held by Petro are such that, after giving effect to Petro’s right, title and interest in all Contracts, agreements, leases, licenses, permits, authorization, easements and orders, existing spacing orders, operating agreements, unit agreements, communitization agreements and orders, unitization orders and pooling designations and orders, and after taking into account all royalty interests, overriding royalty interests, net profits interests, production payments and other burdens on production attributable to third parties, (i) Petro is entitled, during the respective terms of the Leases covering such Well, to a share (expressed as a decimal) of all oil, gas and other minerals produced from such Well which is not less than the “net revenue interest” set forth in connection with the description of such Well, free and clear of all liens, claims, mortgages, deeds of trust, assignments of production, and security interests, (ii) Petro owns an undivided interest (expressed as a decimal) equal to the “working interest” set forth in connection with the description of such Well in and to all property and rights incident thereto, including all rights in, to and under all agreements, leases, permits, easements, licenses and orders in any way relating thereto, and in and to all wells, personal property, fixtures and improvements thereon, appurtenant thereto or used or obtained in connection therewith or with the production or treatment or sale or disposal of hydrocarbons or water produced there from or attributable, for a share of the costs relating to the exploration, development, and operation of such Well which is no greater than the “working interest” set forth in connection with the description of such Well, but only to the extent all of the foregoing are owned by Petro as of the Closing Date. Schedule 4.2(r) additionally sets forth, by county, Petro’s leasehold interests.

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(s)    Royalty Interests. Schedule 4.2(s) contains a true, correct and complete description of any royalty, overriding royalty, net profit or similar interests in oil and gas properties of Petro, held by any current or former managers, directors, officers, employees, or consultants of Petro, or their assigns, any independent contractors engaged by Petro, or any other Persons, but only to the extent all of the foregoing are owned by such parties as of the Closing Date.

(t)    Transactions With Affiliates and Employees. Except as set forth on Schedule 4.2(t), none of the managers, members, officers or directors of Petro and, to the knowledge of Petro, none of the employees of Petro is presently a party to any transaction with Petro, including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any shareholder, officer, director or such employee or, to the knowledge of Petro, any entity in which any shareholder, manager, member, officer, director, or any such employee has a substantial interest or is an officer, director, manager, trustee or partner.

(u)    Application of Takeover Protections. Petro has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Petro’s Charter Documents or the laws of its state of formation that is or could become applicable to the Petro Members as a result of the Petro Members and Petro fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Petro Membership Interests and the Petro Membership’s ownership and voting of the Petro Membership Interests.

(v)    Investment Company. Petro is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)    Foreign Corrupt Practices. Neither Petro, nor, to Petro’s knowledge, any director, officer, agent, employee or other person acting on behalf of Petro has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Petro (or made by any Person acting on its behalf of which Petro is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

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(x)    Intellectual Property. Petro has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with its business (collectively, the “Intellectual Property” and the rights to use the Intellectual Property, the “Intellectual Property Rights”). Petro has not received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Petro has not received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. To the knowledge of Petro or the Petro Representative, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Petro has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property.

(y)    Petro Predecessor. Petro makes each of the representations contained in Sections 4.2(a), (b), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v),(w)and(x)of this Agreement, as same relate or could be applicable to each Subsidiary. All representations made by or relating to Petro of a historical or prospective nature and all covenants and undertakings described in Section 7 shall relate, apply and refer to Petro and its predecessors and successors.

(z)    Correctness of Representations. Petro represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless Petro otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

5.    Company Representations and Warranties. The Company represents and warrants to each Subscriber that:

(a)    Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. Except as set forth on Schedule 5(a), the Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. As of the Closing Date, all of the Company’s Subsidiaries and the Company’s other ownership interests therein are set forth on Schedule 5(a). The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries set forth on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(a). No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries. Except as set forth on Schedule 5(a), the Company further represents that neither the Company nor the Subsidiaries have been known by any other names for the five (5) years preceding the date of this Agreement.

(b)    Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)    Authority; Enforceability. The Transaction Documents have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

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(d)    Capitalization and Additional Issuances. The authorized and outstanding capital stock of the Company on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company or any Subsidiary as of January 31, 2013 (not including the Securities) are set forth on Schedule 5(d). Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company. The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company (as the same may be amended only to extend the expiration of the term of the plan) is described on Schedule 5(d). Except as set forth on Schedule 5(d), there are no preemptive rights, rights of first refusal, rights of participation or any similar right to participate in the transactions contemplated by the Transaction Documents.

(e)    Consents. Except for applicable requirements of federal securities laws and state securities or blue-sky laws or for any consents already obtained, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, any Subsidiary, or any of its Affiliates, any Principal Market (as hereinafter defined), or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations there under have been approved by the Company’s board of directors in accordance with the Company’s certificate of incorporation and applicable law. Any such qualifications and filings will, in the case of qualifications, be effective upon Closing and will, in the case of filings, be made within the time prescribed by law.

(f)    No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 4.1 hereof are true and correct, neither the issuance nor the sale of the Securities nor the performance of the Company’s obligations under the Transaction Documents by the Company, will:

(i)    violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, Judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party, except in each case the violation, conflict, breach, or default of which would not have a Material Adverse Effect;

(ii)    result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of each Subscriber as described herein;

(iii)    except as set forth on Schedule 5(f), result in the activation of any rights of first refusal, participation rights, pre-emptive rights, anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

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(iv)    result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)    The Securities. The Securities upon issuance in accordance with the terms of the Transaction Documents:

(i)    will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws and as provided in the Transaction Documents;

(ii)    will be duly and validly issued, fully paid and non-assessable;

(iii)    will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)    assuming the representations and warranties of the Subscribers as set forth in Section 4.1 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)    Litigation. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as set forth on Schedule 5(h) or as disclosed in the Reports, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)    No Undisclosed Events or Circumstances. Since April 30, 2011, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(j)    Solvency. Based on the financial condition of the Company, immediately following the Closing, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business as now conducted by the Company, and projected capital requirements and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Notwithstanding anything else to the foregoing, this representation and warranty is based upon, and subject to, the truth and accuracy of the representations and warranties of Petro relating to the Petro Financial Statements, which the Company expresses no opinion on and accepts as factual without any independent verification, and assumes that the Petro Notes have been canceled and that the following obligations of the Company have been fully converted into shares of the Company’s common stock and are no long outstanding: (i) series B convertible preferred stock acquired pursuant to additional investment rights issued by the Company on August 28, 2009; (ii) subordinated secured debentures, issued by the Company on July 30, 2010; (iii) secured promissory notes, issued by the Company on July 30, 2010; and (iv) secured promissory notes, issued by the Company on December 28, 2010, January 31, 2011 and March 7, 2011.

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(k)    No Market Manipulation. The Company and its Affiliates have not taken directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(l)    Information Concerning Company. As of the date of this Agreement and the Closing Date, the Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates required to be disclosed therein. Since April 30, 2011, and except as disclosed in the Reports or modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made. The financial statements of the Company included in the Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(m)    Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(n)    No Integrated Offering. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 4.1 hereof, neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

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(o)    No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any Person acting on its or their behalf, has engaged in any form of General Solicitation in connection with the offer or sale of the Securities.

(p)    No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, except (i) to the extent disclosed in the Reports or the Other Written Information or (ii) incurred in the ordinary course of the Company businesses since April 30, 2011 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(q)    No Disagreements with Accountants and Lawyers. Except as set forth on Schedule 5(q), there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(r)    Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s)    Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(t)    Reporting Company/Shell Company. The Company is a publicly-held company that files periodic and other reports pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed there under with the Commission during the preceding twelve months. As of the Closing Date, the Company is not a “shell company” as that term is employed in Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time (“Rule 144”).

(u)    Listing. The Common Stock is quoted on the Pink Sheets under the symbol GRAVF. The Company has not received any written notice that the Common Stock is not eligible nor will become ineligible for quotation on the Pink Sheets nor that the Common Stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements on issuers for the continued quotation of its Common Stock on the Pink Sheets.

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(v)    DTC Status. The Company’s transfer agent (the “Transfer Agent”) is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Transfer Agent is set forth on Schedule 5(v) hereto.

(w)    Intellectual Property. The Company has, or has rights to use, all Intellectual Property Rights. The Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has not received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property.

(x)    Anti-Takeover Provisions. The Company and its Board of Directors will have taken as of the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that are or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities.

(y)    Title to Assets. Except as set forth on Schedule 5(y), the Company has good and marketable title to all of its real and personal property reflected in the Reports, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that, individually or in the aggregate, do not cause and are not reasonably likely to cause a Material Adverse Effect. All leases of the Company are valid and subsisting and in full force and effect.

(z)    Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(aa)    Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has accurately prepared and filed all federal, state, foreign and other Tax Returns required by law to be filed by it, has paid or made provisions for the payment of all Taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current Taxes and other charges to which the Company is subject and that are not currently due and payable. None of the federal income Tax Returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any completed tax period, nor of any basis for any such assessment, adjustment or contingency.

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(bb)    Books and Record Internal Accounting Controls. The books and records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities.

(cc)    Material Agreements. The Company is not a party to any written or oral Contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form if the Company was registering securities under the 1933 Act that has not been filed with the Commission. The Company has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, has received no notice of default and is not in default under any material agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral Contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company limits or shall limit the payment of dividends on the Common Stock.

(dd)    Transactions with Affiliates. Except as set forth in the Reports, there are no loans, leases, agreements, Contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company on the one hand, and (ii) on the other hand, any officer or director of the Company or any Affiliate.

(ee)    Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated there under that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated there under upon the effectiveness of such provisions.

(ff)    Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. To the Company’s knowledge, such insurance contracts and policies are valid and in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(gg)    Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

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(hh)    Environmental Compliance. The Company has obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws and used in its business or in the business of any of its Subsidiaries, unless the failure to possess such approvals, authorizations, certificates, consents, licenses, orders or permits, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, the Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws and there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(ii)    Company Predecessor and Subsidiaries. The Company makes each of the representations contained in Sections 5(a), (b), (d), (f), (h), (i), (j), (k), (n), (o), (q), (u), (v), (w), (x), (y), (z), (aa), (bb), (cc), (dd), (ee) and (ff) of this Agreement, as same relate or could be applicable to each Subsidiary. All representations made by or relating to the Company of a historical or prospective nature and all covenants and undertakings described in Section 7 shall relate, apply and refer to the Company and Subsidiaries and their predecessors and successors.

(jj)    Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers in writing prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

6.    (ll)    Survival. The foregoing representations and warranties shall survive the Closing Date. Regulation D Offering/Legal Opinion. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and the other matters set forth on Exhibit B hereto.

7.    Covenants of the Parties. The parties covenant and agree with each other as follows:

(a)    Transfer Restrictions.

(i)    The Company acknowledges and agrees that a Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Subscriber may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities. The Company shall cause its Transfer Agent promptly after the Removal Date to effect the removal of the legend hereunder. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Removal Date if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following the Removal Date, it will, no later than five (5) trading days following the delivery by a Subscriber to the Company or the Transfer Agent of a certificate representing Purchased Shares issued with a restrictive legend, together with any reasonable certifications requested by the Company, the Company’s counsel or the Transfer Agent, deliver or cause to be delivered to such Subscriber a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 7.

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(ii)    Certificates evidencing the Purchased Shares shall not contain any legend (including the legend set forth in Section 4.1(j) hereof), (A) following any sale of such Purchased Shares pursuant to Rule 144, or (B) if such Purchased Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Purchased Shares and without volume or manner-of-sale restrictions, or (C) following any sale of such Purchased Shares, pursuant to the plan of distribution in an effective registration statement (in compliance with any prospectus delivery requirements), or (D) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the “Removal Date”).

(b)    Furnishing of Information; Public Information.

(i)    Until the earlier of the time that (A) no Subscriber owns any Securities, or (B) three (3) years after the Closing Date (such earliest occurrence, the “End Date”), the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the 1934 Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act even if the Company is not then subject to the reporting requirements of the 1934 Act. For the purposes of this Agreement, a “Change of Control” means an event in which (V) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (W) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (X) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (Y) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (Z) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

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(c)    Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Petro and the Company as each party may request. In order that each party may have the full opportunity to do so, the Company and the Representative Subscribers shall furnish each party and its representatives during such period with all such information concerning the affairs of Petro or the Company as each party or its representatives may reasonably request and cause Petro or the Company and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

(d)    Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of this Agreement and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

(e)    Stop Orders. From the date of this Agreement until the End Date, the Company will (i) provide notice to the Subscribers within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose and (ii) will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and if notice of such instruction is contemporaneously provided to the Subscribers.

(f)    Listing/Quotation. The Company shall promptly secure the quotation or listing of the Purchased Shares upon each national securities exchange, or automated quotation system upon which the Common Stock is quoted or listed (subject to official notice of issuance). From the date of this Agreement until the End Date, the Company will maintain the quotation or listing of the Common Stock on the NYSE AMEX, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, New York Stock Exchange, Bulletin Board, or the OTCQB (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock is referred to as the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable, and will provide the Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Bulletin Board is the Principal Market.

(g)    Market Regulations. If required, the Company shall notify the Commission, the NYSE AMEX, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, New York Stock Exchange, Bulletin Board, or the OTCQB (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock is referred to as the “Principal Market”) and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

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(h)    DTC Program. From the date of this Agreement until the End Date, the Company will employ as the transfer agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program.

(i)    Books and Records. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)    Confidentiality/Public Announcement. From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K or a registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by the Subscribers or only to the extent required by law. Not later than four (4) business days after the Closing Date, the Company will file a Form 8-K describing the Offering as required by the 1934 Act. The Form 8-K will disclose the amount of Common Stock outstanding immediately after the Closing. Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Common Share is held by any Subscriber, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within four (4) business days after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K. In the event that the Company believes that a notice or communication to a Subscriber contains material, nonpublic information relating to the Company or its Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to the Subscribers prior to delivery of such notice or information. Each Subscriber will be granted two business days to notify the Company that such Subscriber elects not to receive such information. In the case that a Subscriber elects not to receive such information, the Company will not deliver such information to such Subscriber. In the absence of any such Company indication, the Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(k)    Non-Public Information. The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 7(h) above, neither it nor any other Person acting on its behalf will at any time after the date of this Agreement provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless (i) prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 7(h) above, or (ii) such Subscriber receives such information in connection with serving as an officer and/or director of the Company. The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company agrees that any information known to any Subscriber not already made public by the Company may be made public and disclosed by such Subscriber.

(l)    Governmental Authorities. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

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(m)    Personal Liability. The parties agree that no managing member, officer or director of Petro shall be personally liable for any losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys fees and costs of investigation relating to the operations of Petro prior to the closing, except in the case of fraud or gross negligence, nor shall any of the property of the managing member, officers, or directors be subject to the payment of any of the foregoing.

(n)    Board of Directors. Effective immediately upon Closing, the Board of Directors will be composed of the individuals as set forth on Schedule 7(n).

(o)    Chairman of the Board of Directors. Effective immediately upon Closing, Scot Cohen will be appointed Chairman of the Board of Directors and Executive Chairman of the Company, the terms of which are more fully described in an Employment Agreement, the form of which is annexed as Exhibit D, together with a long term incentive compensation or equity based compensation package, the terms of which will be determined following Closing.

8.    (a)    Survival of Representations and Warranties. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties given or made by Subscribers, Petro and the Company under this Agreement shall survive the date hereof for a period of forty-eight (48) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not affect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely and claims with respect to fraud by Subscribers, Petro or the Company must be made at any time, as long as such claim is made within a reasonable period of time after discovery by the claiming party.

(b)    Indemnification by the Company. Subject to the terms and conditions of this Agreement, the Company(the “Company Indemnifying Party”) will indemnify and hold each Subscriber and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Subscriber (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Subscriber Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all Judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Subscriber Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Subscriber Indemnified Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Subscriber Indemnified Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Subscriber Indemnified Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Subscriber Indemnified Party may have with any such stockholder or any violations by such Subscriber Indemnified Party of state or federal securities laws or any conduct by such Subscriber Indemnified Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).

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(c)    Indemnification by the Subscribers. Subject to the terms and conditions of this Agreement, each Subscriber, individually and not jointly (the “Subscriber Indemnifying Party”) will indemnify and hold the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Company Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all Judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by such Subscriber in this Agreement or in the other Transaction Documents or (b) any action instituted against the Company Indemnified Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Company Indemnified Party, with respect to any of the transactions contemplated by the Transaction Documents resulting from a breach of such Subscribers representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Subscriber may have with any such stockholder or any violations by such Subscriber of state or federal securities laws or any conduct by such Subscriber which constitutes fraud, gross negligence, willful misconduct or malfeasance.

(d)    Method of Asserting Claims. If any action shall be brought against any Subscriber Indemnified Party or Company Indemnified Party (an “Indemnified Party”) in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Subscriber Indemnifying Party or Company Indemnifying Party (an “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such Indemnified Party’s counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party will not be liable to any Indemnified Party under this Agreement (y) for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Party against the Indemnifying Party or others and any liabilities any party may be subject to pursuant to law.

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9.    Piggy-Back Registrations. Until 180 days after the Closing Date, if there is not an effective registration statement covering all of the Purchased Shares and the Company determines to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, but excluding Forms S-4 or S-8 and similar forms which do not permit such registration, then the Company shall send to each Subscriber not then eligible to sell all of their Purchased Shares under rule 144(b)(1)(i) written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Purchased Shares such Subscriber requests to be registered, subject to any cutbacks in accordance with guidance provided by the Commission (including, but not limited to, Rule 415). Notwithstanding the foregoing, in the event that, in connection with any underwritten or registered direct public offering, the managing underwriter(s) or lead placement agent thereof, as the case may be, shall impose a limitation on the number of shares of Common Stock which may be included in a registration statement because, in such underwriter(s)’ or placement agent’s judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Purchased Shares with respect to which a Subscriber has requested inclusion hereunder as the underwriter or placement agent shall permit; provided, however, that (i) the Company shall not exclude any Purchased Shares unless the Company has first excluded all securities outstanding prior to the date of this Agreement, the holders of which are not contractually entitled prior to the Closing Date to inclusion of such securities in such registration statement or are not contractually entitled to pro rata inclusion with the Purchased Shares and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Purchased Shares shall be made pro rata among the Subscribers seeking to include Purchased Shares and the holders of other securities having the contractual right to inclusion of their securities in such registration statement in proportion to the number of Purchased Shares or other securities, as applicable, sought to be included by each such Subscriber or other holder. The obligations of the Company under this Section 10 may be waived by any holder of any of the Securities entitled to registration rights under this Section 10. The holders whose Purchased Shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement. In no event shall the liability of any holder of Securities or permitted successor in connection with any Purchased Shares included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of the Purchased Shares sold pursuant to such registration or such lesser amount in proportion to all other holders of Securities included in such registration statement. All expenses incurred by the Company in complying with this Section 10, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of registrable securities are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the registration statement under this Section 10. Selling Expenses in connection with each registration statement under this Section 10 shall be borne by the holder and will be apportioned among such holders in proportion to the number of shares included therein for a holder relative to all the Securities included therein for all selling holders, or as all holders may agree.

10.    Miscellaneous.

(a)    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (A) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (B) on the third (3rd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (1) if to the Company, to: Petro River Oil Corp., 1980 Post Oak Blvd., Suite 2020, Houston, TX 77056, Attn: Chief Executive Officer, facsimile: (713) 622-7850, with a copy to:Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, Attn: Marc Ross, Esq., facsimile: (212) 930-9725, and (2) if to the Subscribers, to: the addresses and fax numbers indicated on the signature pages hereto, with an additional copy by fax only to: Grushko&Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

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(b)    Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. All exhibits and schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Subscriber (other than by merger). Any Subscriber may assign any or all of its rights under this Agreement to any Person to whom such Subscriber assigns or transfers any Securities, provided that the Company is provided prompt written notice of such assignment and such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Subscribers.”

(c)    Amendments; Waivers. Except as otherwise set forth herein, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, by the Company and the Subscribers holding at least 51% in interest of the Purchased Shares then outstanding, which must include Iroquois Capital Opportunity Fund LP for so long as Iroquois Capital Opportunity Fund LP holds not less than $100,000 of Purchased Shares; provided that none of the Closing conditions in Section 2.1 that need to be satisfied by the Company may be waived, modified, supplemented or amended as against any one Subscriber without the prior written consent of such Subscriber; and provided, further than all waivers, modifications, supplements or amendments effected by less than all Subscribers impact all Subscribers in the same fashion. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

(d)    Counterparts/Execution. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

28

(e)    Law Governing this Agreement; Consent to Jurisdiction. This Agreement and the other Transaction Documents shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Agreement and the other Transaction Documents shall brought in the state courts or federal courts located in New York County, New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted in compliance with this Section 10(e) and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement agree, with respect to the Transaction Documents, to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(f)    Specific Enforcement. The Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(g)    Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day.

(h)    Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

(i)    Severability. In the event that any term, provision, covenant or restriction of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

29

(j)    Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to such laws, rules, regulations and forms. A successor rule to Rule 144(b)(1)(i) shall include any rule effective after the Closing Date that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(k)    Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Document. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Subscriber acknowledges that no other Subscriber has acted as agent for such Subscriber in connection with such Subscriber making its investment hereunder and that no other Subscriber will be acting as agent of such Subscriber in connection with monitoring such Subscriber’s investment in the Securities or enforcing its rights under the Transaction Documents. Each Subscriber confirms that such Subscriber has independently participated with, or had the right and opportunity to participate with, the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because the Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(l)    Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(m)    Equitable Adjustment. Trading volume amounts, Per Share Purchase Prices, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted to offset the effect of stock splits, similar events and as otherwise described in this Agreement.

(n)    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

(o)    Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

30

(p)    Certain Fees. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers, provided, however, that the Company shall pay to Grushko&Mittman, P.C. and Sichenzia Ross Friedman Ference LLP at the Closing the amounts set forth on Schedule 10(p) as reimbursement for legal fees and expenses rendered in connection with the transactions described in the Transaction Documents.

31

COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PETRO RIVER OIL CORP.

By:
Name:
Title:

32

PETRO SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PETRO RIVER OIL LLC

By:
Name:
Title:

33

SUBSCRIBER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Please acknowledge your acceptance of the foregoing Securities Purchase Agreement by signing and returning a copy to the undersigned together with the completed Investor Questionnaire, whereupon this Agreement shall become a binding agreement between us.

Name of Subscriber: ____________________________________________________________________

Signature of Authorized Signatory of Subscriber: _____________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

Subscriber Address for Notices:_________________________________________________________________

______________________________________________________________

______________________________________________________________

Facsimile: ______________________________________________________

Subscriber’s Social Security Number or
Tax Identification Number (as applicable): _______________________________________________________

Purchase Price:_____________________________________________________________________________

Purchased Shares to be purchased: _____________________________________________________________

34

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1	Purchase Price Equivalent

Schedule 3	Subscribers and Purchased Shares

Schedule 4.1(d)	Information on Company

Schedule 4.2(b)	Capital Structure

Schedule 4.2(i)	Material Changes

Schedule 4.2(j)	No Undisclosed Liabilities

Schedule 4.2(p)	Contracts

Schedule 4.2(r)	Title to Interests

Schedule 4.2(s)	Royalty Interests

Schedule 4.2(t)	Transactions with Affiliates and Employees

Schedule 5(a)	Due Incorporation

Schedule 5(d)	Capitalization and Additional Issuances

Schedule 5(f)	No Violation or Conflict

Schedule 5(q)	No Disagreements with Accountants and Lawyers

Schedule 5(v)	DTC Status

Schedule 5(y)	Title to Assets

Schedule 7(n)	Board of Directors

Schedule 10(p)	Certain Fees

EXHIBITS

Exhibit A	Escrow Agreement

Exhibit B	Form of Legal Opinion

Exhibit C	Form of Investor Questionnaire

Exhibit D	Form of Employment Agreement

35

SCHEDULE 1

PURCHASE PRICE EQUIVALENTS

PETRO RIVER OIL LLC NOTEHOLDERS	PRINCIPAL AMOUNT OF NOTE	ACCRUED INTEREST	TOTAL OUTSTANDING
Aaron Wolfson	$250,000.00	$17,191.78	$267,191.78
Abbe Berman Foundation Trust	$50,000.00	$3,191.78	$53,191.78
Alan R. Cornell Revocable Living Trust dated May 20, 2010	$360,000.00	$25,742.47	$385,742.47
Alpha Capital	$300,000.00	$19,643.84	$319,643.84
American Capital Management LLC	$100,000.00	$6,931.51	$106,931.51
Andrew K. Maloney Living Trust	$1,000,000.00	$76,986.30	$1,076,986.30
Ari Goldman	$75,000.00	$5,178.08	$80,178.08
BXR1 Holdings Inc.	$500,000.00	$34,520.55	$534,520.55
CJF Investments	$200,000.00	$13,534.25	$213,534.25
Congreatation and KollelZichronMordechai Inc.	$1,000,000.00	$70,958.90	$1,070,958.90
Daniel Smith	$50,000.00	$2,123.29	$52,123.29
Edward Rosenblum	$150,000.00	$9,616.44	$159,616.44
EL Equities LLC	$125,000.00	$6,301.37	$131,301.37
Ellis International, LP	$600,000.00	$40,883.56	$640,883.56
Empire Group Ltd	$267,894.14	$13,863.01	$281,757.15
Fiona M. Woods	$45,000.00	$2,946.58	$47,946.58
Fortis Oil and Gas America, LLC	$1,625,000.00	$151,267.12	$1,776,267.12
George Antonopoulos	$75,000.00	$5,013.70	$80,013.70
Glenn C Pollack	$115,000.00	$6,269.86	$121,269.86
Iroquois Capital Opportunity Fund, LP	$1,375,000.00	$118,321.92	$1,493,321.92
Iroquois Master Fund Ltd	$1,000,000.00	$96,712.33	$1,096,712.33
James McNally	$150,000.00	$10,183.56	$160,183.56
JD Advisors, LLC	$62,500.00	$4,195.21	$66,695.21
Jonathan Manela	$100,000.00	$6,986.30	$106,986.30
Joshua Silverman	$150,000.00	$10,273.97	$160,273.97
Langhammer Associates LLC	$200,000.00	$12,712.33	$212,712.33
Martin Goldman	$300,000.00	$20,794.52	$320,794.52
Michael Pizzo	$100,000.00	$6,931.51	$106,931.51
Nancy Abbe Trust	$50,000.00	$3,191.78	$53,191.78
Norman Stark	$1,000,000.00	$67,123.29	$1,067,123.29
Philip Mirabelli	$100,000.00	$7,150.68	$107,150.68
PKS Capital International, Ltd	$30,000.00	$1,783.56	$31,783.56
Richard Abbe custodian for Bennett David Abbe UTMA/New York until age 21	$33,334.00	$2,118.76	$35,452.76
Richard Abbe custodian for Samantha Celia Abbe UTMA/New York until age 21	$33,333.00	$2,118.70	$35,451.70
Richard Abbe custodian for Talia Rifka Abbe UTMA/New York until age 21	$33,333.00	$2,118.70	$35,451.70

36

Rob Belini	$25,000.00	$1,739.73	$26,739.73
Roth Evergreen Partners, LLC	$75,000.00	$5,013.70	$80,013.70
RSL Capital LLC	$800,000.00	$52,164.38	$852,164.38
Ryan Estis	$35,000.00	$2,358.90	$37,358.90
Scot Cohen	$3,782,105.86	$300,013.70	$4,082,119.56
Scot Jason Cohen Foundation	$200,000.00	$10,684.93	$210,684.93
ShaarHazuhov LLC	$150,000.00	$10,356.16	$160,356.16
South Ferry Building	$750,000.00	$51,575.34	$801,575.34
Steven Duke	$30,000.00	$2,071.23	$32,071.23
Structure Oil Corp	$250,000.00	$17,191.78	$267,191.78
The Jeremy Samuel Bronfman 1989 Trust (Strauss Zelnick Trustee)	$30,000.00	$1,964.38	$31,964.38
The Last Waltz LP	$500,000.00	$27,260.27	$527,260.27
The Merav Abbe Irrevocable Trust	$400,000.00	$27,041.10	$427,041.10
Walt & Co. Inc.	$150,000.00	$10,356.16	$160,356.16
Barry Honig	$125,000.00	$6,095.89	$131,095.89
Deepak Shamdasani	$100,000.00	$3,287.67	$103,287.67
Lilac Ventures Master Fund Ltd.	$50,000.00	$1,835.62	$51,835.62
Bruce Podhouser	$30,000.00	$1,430.14	$31,430.14
Cranshire Capital Master Fund, Ltd	$25,000.00	$910.96	$25,910.96
William Knoweles	$10,000.00	$402.74	$10,402.74
Jeffrey Feinberg	$650,000.00	$21,904.11	$671,904.11
Trevor Spagrud	$200,000.00	$6,246.58	$206,246.58
Richard Shek	$27,500.00	$647.95	$28,147.95
TOTALS	$20,000,000.00	$1,447,434.93	$21,447,434.93

37

SCHEDULE 1

WORKING INTERESTS

MEMBER	% OF OWNERSHIP	ATTRIBUTED VALUE
Mega Partners 1 LLC	100%	$563,530.94

38

SCHEDULE 3

SUBSCRIBERS AND PURCHASED SHARES

SUBSCRIBER	PURCHASE PRICE EQUIVALENTS TRANSFERRED TO THE COMPANY	PURCHASED SHARE TO BE ISSUED TO SUBSCRIBER (OR DESIGNEES)
Aaron Wolfson	$267,191.78	7,362,586
Abbe Berman Foundation Trust	$53,191.78	1,465,723
Alan R. Cornell Revocable Living Trust dated May 20, 2010	$385,742.47	10,629,302
Alpha Capital	$319,643.84	8,807,926
American Capital Management LLC	$106,931.51	2,946,544
Andrew K. Maloney Living Trust	$1,076,986.30	29,676,829
Ari Goldman	$80,178.08	2,209,342
BXR1 Holdings Inc.	$534,520.55	14,728,948
CJF Investments	$213,534.25	5,884,030
Congreatation and KollelZichronMordechai Inc.	$1,070,958.90	29,510,741
Daniel Smith	$52,123.29	1,436,280
Edward Rosenblum	$159,616.44	4,398,301
EL Equities LLC	$131,301.37	3,618,067
Ellis International, LP	$640,883.56	17,659,827
Empire Group Ltd	$281,757.15	7,763,942
Fiona M. Woods	$47,946.58	1,321,189
Fortis Oil and Gas America, LLC	$1,776,267.12	48,945,818
George Antonopoulos	$80,013.70	2,204,812
Glenn C Pollack	$121,269.86	3,341,644
Iroquois Capital Opportunity Fund, LP	$1,494,071.92	41,169,806
Iroquois Master Fund Ltd	$1,096,712.33	30,220,388
James McNally	$160,183.56	4,413,928
JD Advisors, LLC	$66,695.21	1,837,816
Jonathan Manela	$106,986.30	2,948,054
Joshua Silverman	$160,273.97	4,416,419
Langhammer Associates LLC	$212,712.33	5,861,381
Martin Goldman	$320,794.52	8,839,633
Michael Pizzo	$106,931.51	2,946,544
Nancy Abbe Trust	$53,191.78	1,465,723
Norman Stark	$1,067,123.29	29,405,049
Philip Mirabelli	$107,150.68	2,952,584
PKS Capital International, Ltd	$31,783.56	875,810
Richard Abbe custodian for Bennett David Abbe UTMA/New York until age 21	$35,452.76	976,916
Richard Abbe custodian for Samantha Celia Abbe UTMA/New York until age 21	$35,451.70	976,887
Richard Abbe custodian for Talia Rifka Abbe UTMA/New York until age 21	$35,451.70	976,887

39

Rob Belini	$26,739.73	736,825
Roth Evergreen Partners, LLC	$80,013.70	2,204,812
RSL Capital LLC	$852,164.38	23,481,763
Ryan Estis	$37,358.90	1,029,441
Scot Cohen	$4,082,119.56	112,484,591
Scot Jason Cohen Foundation	$210,684.93	5,805,515
ShaarHazuhov LLC	$160,356.16	4,418,684
South Ferry Building	$801,575.34	22,087,759
Steven Duke	$32,071.23	883,737
Structure Oil Corp	$267,191.78	7,362,586
The Jeremy Samuel Bronfman 1989 Trust (Strauss Zelnick Trustee)	$31,964.38	880,793
The Last Waltz LP	$527,260.27	14,528,888
The Merav Abbe Irrevocable Trust	$427,041.10	11,767,304
Walt & Co. Inc.	$160,356.16	4,418,684
Barry Honig	$131,095.89	3,612,405
Deepak Shamdasani	$103,287.67	2,846,137
Lilac Ventures Master Fund Ltd.	$51,835.62	1,428,353
Bruce Podhouser	$31,430.14	866,071
Cranshire Capital Master Fund, Ltd	$25,910.96	713,988
William Knoweles	$10,402.74	286,652
Jeffrey Feinberg	$671,904.11	18,514,612
Trevor Spagrud	$206,246.58	5,683,215
Richard Shek	$28,147.95	775,629
Metro Energy Group, Inc.	$250.00	6,889
Mega Partners 1 LLC	$2,000,000.00	15,553,184
TOTALS	$22,448,434.93	606,574,193

40

SCHEDULE 4.1(d)

INFORMATION ON COMPANY

Daniel Smith – consultant to Petro River Oil LLC and director of Petro River Oil Corp.

Glenn C. Pollack – director of Petro River Oil Corp.

Joshua Silverman – managing member of Iroquois Capital Management LLC, which controls Iroquois Capital Opportunity Fund L.P., and Iroquois Master Fund Ltd.

Philip Mirabelli – employee of Iroquois Capital Management LLC and manager of American Capital Management LLC (of which Scot Cohen is a beneficiary)

Richard Abbe - managing member of Iroquois Capital Management LLC, which controls Iroquois Capital Opportunity Fund L.P., and Iroquois Master Fund Ltd.

Scot Cohen - managing member of Iroquois Capital Management LLC, which controls Iroquois Capital Opportunity Fund L.P., and Iroquois Master Fund Ltd., and director of Petro River Oil Corp.

Leo Abbe – employee of Iroquois Capital Management LLC and brother of Richard Abbe

41

SCHEDULE 4.2(b)

CAPITAL STRUCTURE

Petro Member Interests

MEMBER	PERCENTAGE INTEREST
Iroquois Capital Opportunity Fund LP 641 Lexington Avenue, 26th Floor New York, NY 10022 Fax: (212) 207-3452	75%
Metro Energy Group, Inc. 1783 E. 71st Street Tulsa, OK 74136 Fax: (918) 493-2862	25%
TOTAL	100%

42

SCHEDULE 4.2(i)

MATERIAL CHANGES

NONE

43

SCHEDULE 4.2(j)

NO UNDISCLOSED LIABILITIES

NONE

44

SCHEDULE 4.2(p)

CONTRACTS

NONE

45

SCHEDULE 4.2(r)

TITLE TO INTERESTS

LEASEHOLD INTERESTS

COUNTY IN KANSAS	GROSS ACREAGE	NET ACREAGE	AVERAGE NET REVENUE INTEREST	AVERAGE WORKING INTEREST
BUTLER	16,794.60	15,488.91	82.73%	100%
CHEYENNE	6,240	3,128.26	77.07%	100%
COWLEY	240	240	80.33%	100%
HARVEY	27,549.98	19,748.65	84.22%	100%
MARION	64,541.18	46,576.43	81.93%	99%

ALL KANSAS COUNTIES	115,365.76	85,182.26	82.45%	100%

LIST OF PRODUCING WELLS

WELL NAME	API NUMBER	WORKING INTEREST	NET REVENUE INTEREST	TYPE
Scully # 1-3	15-115-21398	50%	40%	Oil & Gas
Scully # 1-9	15-115-21400	50%	40%	Oil & Gas
Scully “A” # 1-11	15-115-21407	50%	40%	Oil & Gas
Scully # 2-3	15-115-21402	50%	40%	Oil & Gas
Scully “A” # 2-11	15-115-21408	50%	40%	Oil & Gas

46

SCHEDULE 4.2(s)

ROYALTY INTERESTS

Glenn C. Pollack	0.0172%	Director
Daniel Smith	0.0075%	Director and Officer
Scot Cohen	0.6291%	Director and Officer

47

SCHEDULE 4.2(t)

TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

NONE

48

SCHEDULE 5(a)

DUE INCORPORATION

List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation
MegaWest Energy (USA) Corp. (“MegaWest USA”)	Nevada

MegaWest Energy Kentucky Corp. (formerly Kentucky Reserves, LLC)	Delaware

MegaWest Energy Missouri Corp. (formerly Deerfield Energy LLC)	Delaware

MegaWest Energy Kansas Corp. (formerly Deerfield Energy Kansas Corp.)	Delaware

MegaWest Energy Texas Corp. (formerly Trinity Sands Energy LLC)	Delaware

MegaWest Energy Montana Corp.	Delaware

MegaWest USA is a wholly-owned subsidiary of Petro River Oil Corp. The other five subsidiaries are all wholly-owned subsidiaries of MegaWest USA.

Former Names

Petro River Oil Corp., was formerly known as Gravis Oil Corporation (June 20, 2011 to September 11, 2012) and MegaWest Energy Corp. (prior to June 20, 2011).

The former names of certain subsidiaries are reflected in the chart above under “List of Subsidiaries.”

Foreign Qualification

The Company and its subsidiaries have filed to transact business as foreign corporations in various states, as indicated below, however, except as noted, they are not currently in good standing.

Entity	Foreign Qualification States Filed
Petro River Oil Corp.	Texas

MegaWest Energy (USA) Corp.	Texas

MegaWest Energy Kentucky Corp.	Texas, Kentucky

MegaWest Energy Missouri Corp.	Texas, Missouri, Kansas

MegaWest Energy Kansas Corp.	Texas, Kansas

MegaWest Energy Texas Corp.	Texas

MegaWest Energy Montana Corp.	Montana*

* Currently in good standing

49

SCHEDULE 5(d)

CAPITALIZATION AND ADDITIONAL ISSUANCES

Common Stock

The Company is authorized to issue up to 2,250,000,000 shares of common stock, par value $0.00001 per share. As of January 31, 2013, there were 14,078,947 shares of common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.00001 per share. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors.

As of January 31, 2013, there were 17,599 shares of Series B convertible preferred stock issued and outstanding. Each share of Series B convertible preferred stock has a stated value of $100 per share. The Series B convertible preferred stock carries a cumulative quarterly dividend of 5% payable in cash or, at the Company’s discretion, of 150% of the 5% dividend payable in additional shares of Series B convertible preferred stock. As of January 31, 2013, the Company had declared a total of $708,056 of accumulated dividends. Each share of Series B convertible preferred stock can be converted, at the holder’s option, into such number of shares of common stock of the Company equal to the stated value of the shares of preferred stock being converted plus all accrued but unpaid dividends on such shares of preferred stock being converted divided by the conversion price of $0.20 per share. As of January 31, 2013, the 17,599 shares of Series B preferred stock plus all accrued but unpaid dividends on such shares were convertible into approximately 12,339,780 shares of the Company’s common stock.

Options

As of January 31, 2013, there are an aggregate of 775,000 options to purchase shares of the Company’s common stock issued and outstanding.

Warrants

As of January 31, 2013, the Company has Series A Warrants outstanding to purchase an aggregate of 19,250,000 shares of the Company’s common stock.

As of January 31, 2013, the Company has Series B Warrants outstanding to purchase an aggregate of 15,399,125 shares of the Company’s common stock.

As of January 31, 2013, the Company has Series C Warrants outstanding to purchase an aggregate of 12,500,000 shares of the Company’s common stock.

As of January 31, 2013, the Company has Series D Warrants outstanding to purchase an aggregate of 9,200,000 shares of the Company’s common stock.

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Convertible Securities

As of January 31, 2013, the Company has secured convertible debentures issued on July 30, 2010 outstanding in the amount of $3,378,182, which includes principal, interest and fees due. The outstanding debentures are convertible into shares of the Company’s common stock at a conversion price of $0.20 per share. The $3,378,182 of outstanding debentures are convertible into approximately 16,890,910 shares of the Company’s common stock.

As of January 31, 2013, the Company has secured convertible notes issued on July 30, 2010 outstanding in the amount of $3,296,422, which includes principal, interest and fees due. The outstanding notes are convertible into shares of the Company’s common stock at a conversion price of $0.20 per share. The $3,296,422 of outstanding notes are convertible into approximately 16,482,110 shares of the Company’s common stock.

As of January 31, 2013, the Company has secured convertible notes issued on December 28, 2010, January 31, 2011 and March 7, 2011 outstanding in the amount of $5,860,679, which includes principal and interest. The outstanding notes are convertible into shares of the Company’s common stock at a conversion price of $0.20 per share. The $5,860,679 of outstanding notes are convertible into approximately 29,303,395 shares of the Company’s common stock.

Stock Option and Equity Incentive Plans

On June 5, 2008, our board of directors adopted two new equity incentive plans, the Canadian equity incentive plan and the U.S. equity incentive plan. The total number of our common shares that may be awarded under the Canadian equity incentive plan and the U.S. equity incentive plan together cannot exceed 10% of the total number of our common shares issued and outstanding from time to time. Each of these equity plans are described below.

Canadian Equity Incentive Plan

The Canadian equity incentive plan was adopted by our board of directors and became effective on June 5, 2008. The material terms of the Canadian plan are: (i) the plan administrator is appointed by the board of directors; (ii) the term of the plan is indefinite; (iii) awards eligible to be awarded under the plan include stock options, stock appreciation rights, restricted stock units, performance awards and other stock based awards; (iv) options are subject to adjustment in the event of s subdivision or split of our common shares, an amalgamation, or other corporate event affecting our common shares; and (v) the board of directors determines the date of grant, the number of shares subject to option grants, the exercise price per share, the vesting period and option term. The minimum exercise price of any option granted under the plan is the weighted average price of our common shares on the principal stock exchange on which our common shares trade for the five trading days prior to and including the date of grant.

U.S. Equity Incentive Plan

The U.S. equity incentive plan was adopted by our board of directors and became effective on June 5, 2008. The material terms of the plan are: (i) the plan administrator is appointed by the board of directors except that the board of directors may, in its discretion, establish a committee composed of two or more members of the board or two or more other persons to administer the plan; (ii) the term of the plan is 10 years; (iii) awards eligible to be awarded under the plan include stock options, stock appreciation rights, restricted stock units, performance awards and other stock based awards; (iv) options are subject to adjustment in the event of s subdivision or split of our common shares, an amalgamation, or other corporate event affecting our common shares; and (v) the board determines the date of grant, the number of shares subject to option grants, the exercise price per share, the vesting period and option term. The minimum exercise price of any option granted under the plan is the weighted average price of our common shares on the principal stock exchange on which our common shares trade for the five trading days prior to and including the date of grant.

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New Equity Compensation Plan

On September 7, 2012, the stockholders of the Company approved the 2012 Equity Compensation Plan (“2012 Plan”) for the Company for officers and other valued employees of the Company and its subsidiaries, directors and consultants.

The 2012 Plan provides for the grant of stock options, common shares, restricted stock and restricted stock units.

An aggregate of 90,000,000 Common Shares will be available for grant pursuant to the 2012 Plan. The common shares covered by the 2012 Plan will be authorized but unissued shares. If any right to acquire common shares under any award under the 2012 Plan expires or is cancelled without having been fully exercised, or is settled in whole or in part for cash as permitted by the 2012 Plan, the number of unexercised shares subject to such cancelled or expired award, and the number of shares with respect to which an award was settled in cash, again may be awarded under the 2012 Plan.

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SCHEDULE 5(f)

NO VIOLATION OR CONFLICT

None.

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SCHEDULE 5(h)

LITIGATION

On March 15, 2013, Patrick McCarron filed a statement of claim against the Company in the Court of Queen’s Bench of Alberta, Canada. Mr. McCarron claims wrongful termination of employment and seeks $185,040 for one year of salary, plus one year of benefits and interest. The Company disputes the claim and intends to vigorously defend against the actions. The time to file a response has not yet lapsed.

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SCHEDULE 5(q)

NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS

In July 2012, the Company entered into a settlement agreement with KPMG LLP (“KPMG”), whereby KPMG agreed to receive less than full payment on amounts owed to them from tax and audit services provided by KPMG between April 2011 through February 2012. Within one day of Closing, KPMG is owed $100.000 as final payment to KPMG pursuant to the settlement agreement.

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SCHEDULE 5(v)

DTC STATUS

ComputerShareTrust Company of Canada

510 Burrard Street, 3rdFloor

Vancouver, British Columbia V6C3B9

Canada

Attn: Marissa Beintema

Phone: (604) 661-9408
Fax: (403)267-6529

Email: Marissa.Beintema@computershare.com

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SCHEDULE 5(y)

TITLE TO ASSETS

None.

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SCHEDULE 7(n)

BOARD OF DIRECTORS

Glenn C. Pollack

Fred S. Ziedman

John Wallace

Ryan Estis

Scot Cohen

Daniel Smith

Ruben Alba

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SCHEDULE 10(p)

CERTAIN FEES

Fee Schedule for Grushko&Mittman, P.C.

Up to $40,000.00

Fee Schedule for Sichenzia Ross Friedman Ference LLP

$22,105.08

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EXHIBIT A

ESCROW AGREEMENT

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EXHIBIT B

FORM OF LEGAL OPINION

1.	The Corporation is a corporation validly existing and is a corporation in good standing under the laws of State of _____________.

2.	The Corporation has the corporate power and authority to execute, deliver and perform its obligations under the Operative Documents.

3.	Each of the Operative Documents has been duly authorized, executed and delivered by the Corporation.

4.	Each of the Operative Documents constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

5.	The execution and delivery by the Corporation of the Operative Documents to which it is a party, and the performance by the Corporation of its obligations thereunder, will not contravene the Articles of Incorporation or the Bylaws.

6.	The Purchased Shares to be issued pursuant to the Purchase Agreement have been duly authorized for issuance and, when issued in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

7.	Assuming the accuracy of the representations and warranties and compliance with the agreements and covenants by the Investors contained in the Purchase Agreement, it is not necessary, in connection with the offer, sale and delivery of the Purchased Shares to the Investors under the Purchase Agreement, to register the Purchased Shares under Section 5 of the 1933 Act.

8.	The holders of the Purchased Shares will not be subject to the provisions of the anti-takeover statutes of Delaware.

9.	The Company has either obtained the approval of the transactions described in the Transaction Documents from its Principal Market, if applicable, and shareholders, or no such approval is required.

10.	The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling its obligations or exercising its rights under the Documents, including without limitation as a result of the Company’s issuance of the Purchased Shares, and the Subscribers’ ownership of the Purchased Shares.

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EXHIBIT C

FORM OF INVESTOR QUESTIONNAIRE

To:     Petro River Oil Corp. (the “Company”)

The information in this Accredited Investor Questionnaire (this “Questionnaire”) is being furnished to allow the Company to confirm that the undersigned is an “accredited investor,” as defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”).

By signing the Securities Purchase Agreement to which this Questionnaire is attached, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Company’s securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all questions and complete this Questionnaire in full.

I.	The undersigned hereby represents that he, she or it is (please initial each category applicable to you in the space provided):

	(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

	(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

	(3)	An insurance company as defined in Section 2(13) of the Securities Act;

	(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

	(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

	(6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

	(7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

	(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

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	(9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

	(10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

	(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000. For purposes of this Questionnaire, “net worth” means the excess of total assets at fair market value over total liabilities. For purposes of calculating net worth under this Questionnaire, (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Questionnaire, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability;

	(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year. For purposes of this Questionnaire, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended

	(13)	An executive officer or director of the Company;

	(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list below the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

II.	Exceptions to the representations and warranties made in Section 4(e) of the Securities Purchase Agreement (if no exceptions, write “none” – if left blank, the response will be deemed to be “none”):
_______________________________________________________________________________________________
_______________________________________________________________________________________________

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Name of Subscriber: __________________________________________________________________

Address: ____________________________________________________________________________

___________________________________________________________________________________

Fax No.: __________________________________

___________________________________________

(Signature)

Date:__________________

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EXHIBIT D

FORM OF EMPLOYMENT AGREEMENT

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